Exhibit 99.2

CARTER VALIDUS MISSION CRITICAL REIT, INC. CONCLUDES GOLDMAN, SACHS & CO. EXPLORATION

Tampa, Florida, November 23, 2015 – The Board of Directors (“Board”) of Carter Validus Mission Critical REIT, Inc. (“CVMC REIT”) has concluded its process with Goldman, Sachs & Co. to explore strategic alternatives, as previously announced in September 2015. The Board and the advisor to CVMC REIT remain committed to building shareholder value and will continue to evaluate potential options going forward.

About Carter Validus Mission Critical REIT, Inc.

CVMC REIT engages in the acquisition of quality income-producing commercial real estate with a focus on data centers and healthcare facilities, preferably with long-term net leases to investment grade and creditworthy tenants. As of September 30, 2015, CVMC REIT owned 48 real estate investments, consisting of 79 properties located in 44 metropolitan statistical areas. As of September 30, 2015, CVMC REIT’s data center portfolio consisted of 20 properties located across the United States and its healthcare portfolio consisted of 59 properties with a diversified focus, including medical office buildings, specialty surgical centers, and hospital properties.

CVMC REIT is a non-traded, publicly registered real estate investment trust that invests in data center and healthcare assets across the United States.

Media Contact:

Lisa Drummond

Chief Operating Officer

ldrummond@cvreit.com

813-387-1691

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of federal securities laws and regulations. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Carter Validus Mission Critical REIT, Inc.’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.